Smart-Tek Communications, Inc. awarded Iona Building contract

CORTE MADERA, Calif.--(BUSINESS WIRE)—April 26, 2005 Royce Biomedical, Inc. (Royce) (OTCBB:RYBO) announced today that its operating subsidiary Smart-Tek Communications Inc. (SCI), has been awarded the security upgrade contract for the Iona Building, the value of which is estimated to exceed CDN$100,000.00.

The Iona Building is owned by the Vancouver School of Theology (VST) and is part of the University of British Columbia.  The 1930's structure is going through a complete revitalization to bring it up to current building and seismic standards.  SCI is pleased to announce it has been awarded the security contract for the project which entails providing a proximity card access system to the building together with closed circuit video and intercom components.  This high-profile project is due for completion in summer 2005.

SCI is also currently participating in the bid process on an additional 14 story residential project being developed by VST located adjacent to the Iona Building property.

Complete details and project status can be seen by accessing the following link:  http://www.vstpmc.com/vst_vol2_issue1.pdf

In business since 1997, SCI is a market leader in integrated security, voice and data communication systems and specializing in the design, sale, installation and service of the latest in security technology with proven electronic hardware and software products and has positioned itself as a leading security and low voltage systems provider in the Greater Vancouver area.

Perry Law, President of SCI commented, “We are very pleased to have been awarded this contract and expect to complete this project on time and on budget.”

Perry Law further added, “The University of British Columbia (UBC) is aggressively developing and expanding its properties.  We aim to successfully bid and be awarded additional contracts for the UBC during this expansion process.”

SCI has over 20 hi-rise projects approximating 2,500 units, and an additional 6 commercial and government projects currently booked and under construction.  SCI clients include 911 emergency call centers, municipal and federal law enforcement agencies, municipalities, utilities, airports, national and international developers and general contractors.

Further information about SCI can be found at http://www.smart-tek.com.

About Royce Biomedical, Inc.

Royce Biomedical, Inc. has completed the restructuring of its key executive management and is positioned to pursue appropriate acquisitions in order to restore and enhance shareholder value.  Smart-Tek Communications, Inc is the first of such acquisitions and operates as a wholly-owned subsidiary of Royce.

Smart-Tek Communications Inc. is a market leader in integrated security, voice and data communication systems. Located in Richmond, British Columbia, SCI specializes in the design, sale, installation and service of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a security systems leader in the Greater Vancouver area, supplying over 45% of new downtown core construction projects. Valued customers include major developers, general and electrical contractors, hospitals, Crown Corporations, law enforcement agencies and retail facilities. Projects range from high-end residential and commercial developments to system upgrades and monitoring contracts. SCI's continued growth and success is a direct result of providing a consistently superior product at competitive pricing to both new and existing clients. SCI’s stellar client retention is in itself a testimonial to the overall excellence of the product designed and installed.

Notice Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company’s business which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Readers are directed to the Royce’s reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its annual report on Form 10-KSB and its most recent quarterly report on Form 10-QSB for the quarter ended December 31, 2004 for further information and factors that may affect Royce’s business and results of operations. Royce Biomedical, Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

CONTACT: Royce Biomedical, Inc. Donald Gee, 415-738-8887 rybo_ir@yahoo.com